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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                   FORM 8-K


                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): June 17, 1998


                             --------------------


                               AXIA INCORPORATED
            (Exact name of registrant as specified in its charter)

                                   DELAWARE
                (State or other jurisdiction of incorporation)


        33-78922                                                 13-3205251
(Commission File Number)                                        (IRS Employer
                                                             Identification No.)


                        100 West 22nd Street, Suite 134
                Lombard, Illinois                         60148
             (Address of principal executive offices)   (Zip code)


                                (630) 629-3360
             (Registrant's telephone number, including area code)
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Item 5.  Other Events

     On June 17, 1998, the registrant's parent, AXIA Holdings Corp. ("Holdings") entered into an Agreement and Plan of Merger ("Merger Agreement") with AXIA Acquisition Corp. ("Acquisition Co."), a newly formed company and a wholly owned subsidiary of AXIA Group, Inc. ("AXIA Group"), pursuant to which Acquisition Co. will be merged with and into Holdings, and Holdings and the Registrant will become direct and indirect subsidiaries of AXIA Group (the "Merger"). The aggregate consideration to be paid in connection with the Merger is $155,250,000, subject to adjustment, including the repayment of certain outstanding indebtedness of the Registrant. Holders of the Class A and Class B Common Stock of Holdings will receive the Merger Consideration (as defined in the Merger Agreement). The consummation of the Merger is subject to the approval of the stockholders of Holdings.

     On or about June 23, 1998, the Registrant, through the trustee, delivered to holders of the Registrant's 11% Senior Subordinated Notes due 2001, a notice informing such holders that the Registrant was exercising its option to redeem, on July 23, 1998, all of the outstanding 11% Senior Subordinated Notes at the redemption price of 102.2% of the principal amount of such notes.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a) No financial statements or pro forma financial information are required to be filed as a part of this report.

(b)  Exhibits.
       10.20 Agreement and Plan of Merger between AXIA Acquisition Corp. and Axia Holdings Corp., dated as of June 17, 1998.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       AXIA INCORPORATED



Date: July 2, 1998                     /s/ Lyle J. Feye
                                       -------------------------------------
                                           Lyle J. Feye
                                           Vice President Finance, Treasurer,
                                           Chief Financial Officer